Exhibit 10.1

THIS AGREEMENT OF SUBLEASE (“Sublease”) made as of the 28th day of August, 2023, by and between insightsoftware, LLC (“Sublandlord”) and Verona Pharma, Inc. (“Subtenant”).

WITNESSETH:

WHEREAS, Sublandlord has leased the Premises (as hereinafter defined) from Highwoods Realty Limited Partnership (as successor in interest to Highwoods-DLF Forum, LLC) (the “Landlord”) pursuant to a certain Office Lease dated November 26, 2018, as amended by that certain Lease Amendment Number One dated June 20, 2019, and as further amended by that certain Lease Amendment Number Two dated June 18, 2020 (as amended, the “Prime Lease”), which is incorporated herein by reference. Sublandlord is referred to as the “Tenant” in the Prime Lease; and

WHEREAS, the premises subleased hereby contain approximately 31,845 rentable square feet and are located in certain space designated as Suite #400 on the fourth floor of a certain building referred to as “Forum IV” and located at 8529 Six Forks Road, Raleigh, North Carolina 27615, and known as the “Building.” The space subleased hereby is a portion of the space leased to the Sublandlord under the Prime Lease as shown in more detail on Exhibit A attached hereto, and is hereinafter referred to as the “Premises.” The parties desire by this instrument to establish the terms and conditions upon which Subtenant will sublet the Premises from Sublandlord; and

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.             Except for Sections 1(b), 1(f), 3, 5(c), 30, and 31 of, and Addendums Number One, Two, and Three to the Prime Lease; Sections 1, 2, 3, 4, 6, 7, 8, 9, 12, and 13 of, and Exhibits A-1, A-2, B and C to Lease Amendment Number One; Sections 1, 2, and 3 of Lease Amendment Number Two, or as otherwise herein provided, as between Sublandlord and Subtenant, all of the terms, provisions, covenants and conditions contained in the Prime Lease are made a part of this Sublease, Sublandlord being substituted for “Landlord” and Subtenant for “Tenant,” it being understood that such rights and obligations of Tenant as are contained in the same, and as the same relate to the Premises, during the term of this subletting, are hereby granted to or imposed on Subtenant in the same manner as if Subtenant had been Tenant in same. Notwithstanding the foregoing, this Sublease shall not release Sublandlord from any existing or future duty, obligation or liability to Landlord under the Prime Lease, nor shall this Sublease change, modify, or amend the Prime Lease in any manner, and in the event of any conflict between the terms of the Prime Lease and this Sublease, the express terms of the Prime Lease shall prevail. Sublandlord agrees that Subtenant shall be entitled to receive all services Sublandlord is entitled to receive from Landlord pursuant to the Prime Lease, and Subtenant agrees that Sublandlord shall not be responsible for providing, or ensuring the provision of same. Subtenant expressly acknowledges that Sublandlord is not responsible for complying with any terms of the Prime Lease which, by their nature, are the sole obligations of the Landlord thereunder.

Sublandlord hereby subleases the Premises to Subtenant, on the same terms and conditions upon which said Premises were leased to Sublandlord under the Prime Lease, the same as if all the terms and conditions of the Prime Lease were fully set forth herein, except as otherwise expressly set forth herein. During the term of this Sublease, and except as set forth to the contrary herein, Subtenant hereby assumes and agrees to make all payments as hereinafter set forth and perform and fulfill all obligations, covenants and agreements of Sublandlord under the Prime Lease, with respect to the Premises, from and after the date hereof in the same manner as if Subtenant had executed the Prime Lease as tenant on the date hereof.

2.             The term of this Sublease (the “Term”) shall commence as of the later of (i) the date which is the first business day after all parties hereto have executed this Sublease and Landlord has consented to this Sublease in writing, or (ii) the 1st day of December, 2023 (the “Commencement Date”), and shall expire on the 31st day of October, 2027 at 5:00 p.m. (the “Expiration Date”), unless sooner terminated in accordance with the terms of this Sublease. Subtenant expressly acknowledges that no right or option to extend or renew the Term, or rights to other space owned or leased by Landlord or Sublandlord (including specifically any right of first refusal), is granted to Subtenant hereunder, nor shall Subtenant be entitled to exercise any such or similar rights afforded under the Prime Lease. Notwithstanding the foregoing, Subtenant shall have reasonable access to the Premises upon the later of (i) November 1, 2023; or (ii) full execution of this Sublease and prior written approval of the Landlord hereto, for the purpose of installing its telephone and computer wiring, furniture, and trade fixtures; provided, however, Subtenant (I) shall have no right to conduct business within the Premises prior to the Commencement Date; and (II) shall not interfere with Sublandlord’s performance of the demising work referenced in Section 9 below. Subtenant shall not be required to pay any Rent during such early occupancy but all other provisions of the Prime Lease and this Sublease shall apply during such early occupancy. This right of entry onto the Premises is a license from Sublandlord to Subtenant which is subject to revocation in the event that Subtenant or its employees, contractors or agents causes or is the cause of any labor dispute or damage during such period which results from, whether directly or indirectly, the installation or delivery of the foregoing, or otherwise breaches any term, covenant or condition of this Sublease. Prior to Subtenant’s entry onto the Premises in accordance herewith, Subtenant shall demonstrate to Landlord and Sublandlord that it has obtained the insurance required under this Sublease. Under no circumstances shall Landlord or Sublandlord be liable or responsible for and Subtenant agrees to assume all risk of loss or damage to any and all cabling/wiring and Subtenant’s personal property and to indemnify, defend and hold Landlord and Sublandlord harmless from any liability, loss or damage arising from any damage to the property of Landlord or Sublandlord, or their contractors, employees or agents, and any death or personal injury to any person or persons to the extent caused by, attributable to or arising out of, whether directly or indirectly, Subtenant’s entry onto the Premises or the delivery, placement, installation, or presence of the cabling/wiring and Subtenant’s personal property.

3.             The “Rent Commencement Date” shall be the Commencement Date. Commencing on the Rent Commencement Date, Subtenant shall pay base annual rent (“Base Rent”) according to the following schedule:

Rent Commencement Date – 3/31/2024:	$24,750.00/month
4/1/2024 – 11/30/2024:	$49,500.00/month
12/1/2024 – 11/30/2025:	$57,937.50/month
12/1/2025 – 11/30/2026:	$64,440.00/month
12/1/2026 – Expiration Date:	$78,285.63/month

Base Rent due throughout the Term shall be payable in equal monthly installments, in advance, on or before the first day of each calendar month of the Term, except that Subtenant shall pay the first such monthly installment upon the execution hereof. If the Rent Commencement Date is a date other than the first day of the month, rent for the period commencing with and including the Rent Commencement Date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30th) of the fixed monthly rental per day. All rent and other amounts due under this Sublease shall be paid without demand or notice and without any setoff or deduction whatsoever. All charges, costs and sums required to be paid by Subtenant to Sublandlord hereunder in addition to Base Rent shall be deemed additional rent (“Additional Rent”), and Base Rent and Additional Rent shall hereinafter be collectively called “Rent.” Rent shall be paid to or upon the order of Sublandlord via ACH payment (instructions for same listed as Exhibit B attached hereto and incorporated herein) or at the following address: insightsoftware, LLC, 8529 Six Forks Road, Suite 300, Raleigh, North Carolina 27615. Sublandlord shall have the right to change the Sublandlord’s address by giving advance written notice thereof to Subtenant. All payments of Rent shall be made in immediately available, lawful money of the United States.

As of the Rent Commencement Date, Subtenant shall also be responsible for any charges for after-normal hours HVAC service and/or excess electrical usage, as may be required of Sublandlord as Tenant under the Prime Lease with respect to the Premises only. Subtenant shall not be responsible for any Operating Costs and Taxes, or any similar charges under the Prime Lease (except as specifically provided in this Sublease).

4.             Subtenant will not assign this Sublease in whole or in part, nor sublet all or any part of the Premises, without the written consent of Sublandlord and Landlord first obtained, Sublandlord’s consent not to be unreasonably withheld, conditioned, or delayed.

5.             All notices required or permitted by any provision of the Prime Lease or this Sublease shall be sent via certified mail, return receipt requested or via personal or overnight courier delivery (with proof of delivery requested) and shall be directed to Landlord at the address for notice as set forth in the Prime Lease. Other notices required or permitted by any provision of the Prime Lease or this Sublease shall be directed as follows:

If to Sublandlord:	insightsoftware, LLC
8529 Six Forks Road, Suite 300
Raleigh, North Carolina 27615
Attn: [***]
E-mail: [***]

with a copy to:	Smith, Anderson, Blount, Dorsett,
Mitchell & Jernigan, L.L.P.
Post Office Box 2611
Raleigh, North Carolina 27602-2611
Attention: [***]
E-mail: [***]

If to Subtenant:	Verona Pharma, Inc.
3 More London Riverside
London SE1 2RE
Attn: Claire Poll, General Counsel
Email: Legal@veronapharma.com

with a copy to:	Attn: Mark Hahn, CFO
E-mail: mark.hahn@veronapharma.com

Either party may, at any time or from time to time, designate in writing a substitute address for the above set forth, and thereafter notice shall be directed to such substitute address.

6.             This Sublease, and all rights hereunder, are in full respects subordinate to the Prime Lease.

7.             Subtenant hereby agrees to execute such other necessary documents and instruments as Sublandlord may hereafter reasonably request in order to effectuate the provisions of the Sublease. In the event that Subtenant is more than one person or entity, the obligations of the persons and entities executing this Sublease as Subtenant shall be joint and several.

8.             Landlord’s consent to this Sublease shall not be construed as relieving Sublandlord from the requirement of obtaining Landlord’s consent to any further subleasing or assignment of the Prime Lease, or of creating any rights in Subtenant against Landlord as a result of Landlord’s consent to this Sublease.

9.             Subtenant acknowledges and agrees that the Premises are being conveyed in broom clean condition and that Sublandlord hereby makes no representation or warranty whatsoever, including specifically the condition thereof or their fitness for a particular purpose. Subtenant shall not alter the Premises without first obtaining Sublandlord’s written approval for such alteration. Subtenant acknowledges that alterations are further subject to the consent of Landlord and Subtenant shall be responsible for obtaining such consent; provided, however, Sublandlord shall reasonably cooperate and work with Subtenant to obtain the consent of the Landlord. Except as otherwise agreed upon at the time any such consent is given, all alterations shall remain upon the Premises and shall be incorporated in and made a part of the Premises as completed. Subtenant shall be responsible, at its sole cost and expense, for all conditions of Landlord’s consent to any alterations, including without limitation any restoration and/or removal obligations. Notwithstanding the foregoing, Sublandlord shall (at Sublandlord’s sole cost and expense) be responsible for separately demising the Premises before the Commencement Date pursuant to a separate agreement between Landlord and Sublandlord. In the event that Sublandlord is responsible for any restoration or repair of the Premises (with respect to the above-referenced demising work), such restoration or repair obligations shall be the sole and exclusive liability of Sublandlord and shall in no way pass to Subtenant. Subtenant in no event will be held responsible for any liabilities to Landlord incurred by Sublandlord as a result of Sublandlord’s failure to perform any such restorations or repairs.

10.           Subtenant shall be liable for, and shall indemnify, defend and hold Sublandlord and Landlord harmless from and against, any and all claims, damages, judgments, suits, causes of actions, losses, liabilities, and expenses, including, without limitation, reasonable attorneys' fees and court costs to the extent arising or resulting from (a) the negligence or willful misconduct of Subtenant or any of Subtenant's agents, employees, subtenants, assignees, licensees, or invitees as to injuries to persons or damage to property occurring in or about the Premises and (b) the default by Subtenant of any obligation on Subtenant's part to be performed under the terms of this Sublease; provided, however, Subtenant's indemnity shall not apply or extend to any such damage or injury to the extent the same are: (i) the result of the negligence or willful misconduct of Sublandlord (or Landlord, in the case of Landlord’s indemnity), or Sublandlord's (or Landlord’s, in the case of Landlord’s indemnity) employees, agents or contractors, or (ii) paid to Sublandlord (or Landlord, in the case of Landlord’s indemnity) out of the proceeds of any policy of insurance required hereunder. In case any action or proceeding is brought against Sublandlord or Landlord by reason of Subtenant's indemnification obligation set forth in this section, Subtenant, upon notice from Sublandlord or Landlord shall defend the same at Subtenant's expense. The terms and provisions of this section shall survive the termination or expiration of this Sublease.

Sublandlord shall be liable for, and shall indemnify, defend and hold Subtenant and harmless from and against, any and all claims, damages, judgments, suits, causes of actions, losses, liabilities, and expenses, including, without limitation, reasonable attorneys' fees and court costs to the extent arising or resulting from (a) the negligence or willful misconduct of Sublandlord or any of Sublandlord's agents, employees, subtenants, assignees, licensees, or invitees as to injuries to persons or damage to property occurring in or about the Building and (b) the default by Sublandlord of any obligation on Sublandlord's part to be performed under the terms of this Sublease; provided, however, Sublandlord's indemnity shall not apply or extend to any such damage or injury to the extent the same are: (i) the result of the negligence or willful misconduct of Subtenant, or Subtenant's employees, agents or contractors, or (ii) paid to Subtenant out of the proceeds of any policy of insurance required hereunder. In case any action or proceeding is brought against Subtenant by reason of Sublandlord's indemnification obligation set forth in this section, Sublandlord, upon notice from Subtenant shall defend the same at Sublandlord's expense. The terms and provisions of this section shall survive the termination or expiration of this Sublease.

11.           Notwithstanding any provision contained in this Sublease to the contrary, should either party institute any legal proceeding against the other for breach of any provision herein contained and prevail in such action, such other party shall reimburse the prevailing party for the cost of expenses of such prevailing party, including, without limitation, its reasonable attorneys’ fees actually incurred at standard and reasonable billing rates.

12.           This Sublease and all provisions contained herein are contingent upon the written approval of Landlord, pursuant to a separate written agreement entered into by Landlord, Sublandlord, and Subtenant.

13.           None of the covenants, terms or conditions of this Sublease to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed and delivered by the other party.

14.           If any term or provision of this Sublease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Sublease shall not be affected thereby, but each term and provision of this Sublease shall be valid and shall be enforced to the fullest extent permitted by law.

15.           All of the covenants, agreements, conditions and undertakings contained in this Sublease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and permitted assigns of the respective parties hereto.

16.           Sublandlord and Subtenant warrant to the other that neither of them has had any dealings with any broker or agent in connection with the transactions contemplated hereby except as follows: Rich Commercial Realty (“Sublandlord’s Broker”) and Jones Lang LaSalle (“Subtenant’s Broker”). Sublandlord agrees to pay a fee to Sublandlord’s Broker and a fee to Subtenant’s Broker, in such amounts as specified pursuant to a separate agreement entered into by Sublandlord. Sublandlord and Subtenant covenant to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any other broker or agent, with respect to the transactions contemplated hereby or the negotiation thereof and arising by virtue of the acts of the indemnifying party.

17.           No waiver by any party hereto of any breach by the other party hereto of any term, covenant, condition, or agreement herein and no failure by any party hereto to exercise any right or remedy in respect of any breach hereunder, shall constitute a waiver or relinquishment for the future of any such term, covenant, condition, or agreement or of any subsequent breach or of any such term, covenant, condition or agreement.

18.           This Sublease constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and this Sublease supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein.

19.           This Sublease may be executed in multiple counterparts, each of which may be deemed to be an original.

20.           Sublandlord acknowledges and agrees that Subtenant shall be entitled to such signage rights as are permitted by the Landlord, in Landlord’s sole discretion. Subtenant shall be responsible, at its sole cost and expense, for all conditions of Landlord’s consent to any signage, including without limitation any restoration and/or removal obligations.

21.           Whenever Sublandlord is required in the Prime Lease to furnish insurance to Landlord, Subtenant agrees to furnish such insurance in the same amounts naming Sublandlord and Landlord as additional insureds with waivers of subrogation in favor of Landlord and Sublandlord, as provided in the Prime Lease. Each such insurance policy shall contain a provision that such policies shall not be cancelled upon less than thirty (30) days prior written notice to Sublandlord. Subtenant will deliver certificates of insurance to Sublandlord (on forms reasonably acceptable to Sublandlord).

22.           Subtenant shall, at all times during the Term, have access to at least one hundred thirty-three (133) unreserved parking spaces in the parking areas serving the Building (at no separate charge).

23.           Subtenant shall be entitled to use Sublandlord’s existing furniture and equipment (as listed on Exhibit C attached hereto and incorporated herein) within the Premises (“Furniture and Equipment”), from the Commencement Date until the end of the Term (at no separate charge). Ownership of the Furniture and Equipment shall pass to Subtenant at the end of the Term, or at any such earlier time in which this Sublease may be terminated as permitted herein or as a result of termination of the Prime Lease (with a bill of sale reciting $1 consideration, to the extent requested by Subtenant). To Sublandlord’s knowledge, Sublandlord has good and indefeasible title to the Furniture and Equipment, free and clear of liens or other encumbrances which would restrict Subtenant from passing ownership of the Furniture and Equipment to Subtenant as required herein.

[Signature Page(s) Follow]

IN WITNESS WHEREOF, each party hereto has duly executed this Sublease as of and on the day and year first above written.

SUBLANDLORD:
insightsoftware, LLC

By:	/s/ David Woodworth
Name:	David Woodworth
Title:	CFO
Date:	August 28, 2023

SUBTENANT:
Verona Pharma, Inc.

By:	/s/ Mark Hahn
Name:	Mark Hahn
Title:	CFO
Date:	8/28/2023

EXHIBIT A

(See Exhibit A to the original Prime Lease)

EXHIBIT B

[***]

EXHIBIT C

[***]

Prime Lease

DocuSign Envelope ID: 041F15DE-7B49-4659-6EA5-C356A49D4DC9 2ao11 1-1os1::oJ v& HIGHWOODS-DLF FORUM, LLC ("LANDLORD") GLOBAL SOFTWARE, LLC d/b/a insightsoftware ("TENANT") OFFICE LEASE

LEASE AMENDMENT NUMBER ONE

This LEASE AMENDMENT NUMBER ONE (the "First Amendment") entered into this 20 day of June, 2019 (the "Effective Date"), by and between **HIGHWOODS-DLF FORUM, LLC**, a Delaware limited liability company (the "Landlord") and **GLOBAL SOFTWARE, LLC**, a Delaware limited liability company d/b/a insightsoftware (the "Tenant").

WITNESSETH:

WHEREAS, Tenant and Landlord are parties to that certain Office Lease dated November 26, 2018 (the "Lease"), for space designated as Suite 400, comprising approximately 31,845 rentable square feet (the "Existing Premises"), in the Forum IV Building (the "Building"), located at 8529 Six Forks Road, Raleigh, North Carolina; and

WHEREAS, the parties hereto desire to alter and modify said Lease in the manner hereinafter set forth,

NOW THEREFORE, in consideration of the mutual and reciprocal promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. *First Expansion Premises.* Effective on the earlier of (i) the date of substantial completion of the Tenant Improvements (as defined in Exhibit B) and Tenant's occupancy and commencement of general operations within the First Expansion Space (as hereinafter defined), or (ii) November 1, 2019 (the "First Expansion Commencement Date"), the Existing Premises shall be expanded by the addition of a portion of Suite 300 in the Building, comprising approximately 15,923 rentable square feet (the "First Expansion Space"), as shown on Exhibit A-1 attached hereto and incorporated herein by reference. Effective on the First Expansion Commencement Date: (a) all references in the Lease to the "Premises" shall be amended to include both the Existing Premises and the First Expansion Space, comprising a total of approximately 47,768 rentable square feet; and (b) Exhibit A-1 attached to this First Amendment shall be incorporated into Exhibit A to the Lease. Notwithstanding any provision herein to the contrary, upon the execution of this First Amendment by both parties, Landlord shall deliver possession of the First Expansion Space to Tenant in as-is condition except for (i) any unknown violations of applicable laws, codes or ordinances, (ii) repairs covered by warranty, (iii) hidden or latent defects that Tenant could not have reasonably discovered during its inspection of the Premises, and (iv) Landlord's ongoing repair and maintenance obligations set forth in the Lease, and Tenant may enter the First Expansion Space for the purpose of completing the Tenant Improvements (as defined in Exhibit B), installing fixtures and equipment, and other related purposes (the "Early Entry Period"). All terms and conditions of the Lease shall apply during the Early Entry Period, except that Tenant shall have no obligation to pay Rent with regard to the First Expansion Space until the First Expansion Commencement Date. Landlord and Tenant shall execute an agreement to confirm the actual First Expansion Commencement Date and, if the First Expansion Commencement Date is not November 1, 2019, to amend any provisions in this First Amendment affected by the date change.

2. *First Expansion Space Base Rent.* Effective on the First Expansion Commencement Date, Section 1f of the Lease, entitled "Base Rent", shall be amended to provide that cumulative

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Base Rent for the First Expansion Space during the Term shall be $3,260,204.20, to be payable in monthly installments in accordance with the following rent schedule (which shall be in addition to the rent schedule provided in the Lease and the rent schedule provided below for the Second Expansion Space):

		# of Mths	Annual Base Rent Rate PSF	Base Rent	Total Rent	
11/1/2019	12/31/2019	2	[redacted]	$ [redacted]	$ [redacted]	* Phase I @ 1/2
1/1/2020	2/28/2020	2	[redacted]	$ [redacted]	$ [redacted]	
3/1/2020	6/30/2020	4	[redacted]	$ [redacted]	$ [redacted]	
7/1/2020	10/31/2020	4	[redacted]	$ [redacted]	$ [redacted]	
11/1/2020	1/31/2021	3	[redacted]	$ [redacted]	$ [redacted]	* 3 mths Free
2/1/2021	10/31/2021	9	[redacted]	$ [redacted]	$ [redacted]	
11/1/2021	1/31/2022	3	[redacted]	$ [redacted]	$ [redacted]	* 3 mths Free
2/1/2022	10/31/2022	9	[redacted]	$ [redacted]	$ [redacted]	
11/1/2022	1/31/2023	3	[redacted]	$ [redacted]	$ [redacted]	* 3 mths Free
2/1/2023	10/31/2023	9	[redacted]	$ [redacted]	$ [redacted]	
11/1/2023	1/31/2024	3	[redacted]	$ [redacted]	$ [redacted]	* 3 mths Free
2/1/2024	10/31/2024	9	[redacted]	$ [redacted]	$ [redacted]	
11/1/2024	1/31/2025	3	[redacted]	$ [redacted]	$ [redacted]	* 3 mths Free
2/1/2025	10/31/2025	9	[redacted]	$ [redacted]	$ [redacted]	
11/1/2025	1/31/2026	3	[redacted]	$ [redacted]	$ [redacted]	* 3 mths Free
2/1/2026	10/31/2026	9	[redacted]	$ [redacted]	$ [redacted]	
11/1/2026	11/30/2026	1	[redacted]	$ [redacted]	$ [redacted]	* $3k Free
12/1/2026	10/31/2027	11	[redacted]	$ [redacted]	$ [redacted]	
		96			$ [redacted]	

The above rent schedule shall be adjusted in the event the First Expansion Commencement Date is not November 1, 2019. Further, Landlord and Tenant agree that, in the event of an extension of the Term as provided in Section 5 hereinbelow, Base Rent for the Existing Premises shall be paid for any extended portion of the Term in the same monthly amount due and payable as of the last month of the initial Term. The above rent schedule does not include operating expense pass through adjustments to be computed annually in accordance with Lease Addendum Number Two, as amended herein.

3. *Second Expansion Premises.* Effective on the first day of the fifth month after the First Expansion Commencement Date (the "Second Expansion Commencement Date"), anticipated to be March 1, 2020 based on a November 1, 2019 First Expansion Commencement Date, the Existing Premises and First Expansion Space shall be expanded by the addition of the remainder of Suite 300 in the Building, comprising approximately 15,922 rentable square feet (the "Second Expansion Space" and, collectively with the First Expansion Space, the "Expansion Space"), as shown on Exhibit A-2 attached hereto. Effective on the Second Expansion Commencement Date: (a) all references in the Lease to the "Premises" shall be amended to include the Existing Premises, the First Expansion Space and the Second Expansion Space, comprising a total of approximately 63,690 rentable square feet; and (b) Exhibit A-2 attached to this First Amendment and incorporated herein by reference shall be incorporated into Exhibit A to the Lease. Notwithstanding any provision herein to the contrary, upon the execution of this First Amendment by both parties, Landlord shall deliver possession

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of the Second Expansion Space to Tenant in as-is condition except for (i) any unknown violations of applicable laws, codes or ordinaces, (ii) repairs covered by warranty, (iii) hidden or latent defects that Tenatn could not have reasonably discovered during its inspection of the Premises, and (iv) Landlord's ongoing repair and maintenance obligations set forth in the Lease, and Tenant may enter the Second Expansion Space for the purpose of completing the Tenant Improvements (as defined in Exhibit B), installing fixtures and equipment, and other related purposes (the "Early Entry Period"). All terms and conditions of the Lease shall apply during the Early Entry Period, except that Tenant shall have no obligation to pay Rent with regard to the Second Expansion Space until the Second Expansion Commencement Date. In no event shall Tenant conduct business in the Second Expansion Space until the Second Expansion Commencement Date.

4. *Second Expansion Space Base Rent.* Effective on the Second Expansion Commencement Date, Section 1f of the Lease, entitled "Base Rent", shall be amended to provide that cumulative Base Rent for the Second Expansion Space during the Term shall be $3,067,940.68, to be payable in monthly installments in accordance with the following rent schedule (which shall be in addition to the rent schedule provided in the Lease and the rent schedule provided above for the First Expansion Space):

		# of Mths	Annual Base Rent Rate PSF	Base Rent	Total Rent	
3/1/2020	6/30/2020	4	[redacted]	$ [redacted]	$ [redacted]	* Phase II @ 1/2
7/1/2020	10/31/2020	4		$	$	
11/1/2020	1/31/2021	3		$	$	* 3mths Free
2/1/2021	10/31/2021	9		$	$	
11/1/2021	1/31/2022	3		$	$	* 3mths Free
2/1/2022	10/31/2022	9		$	$	
11/1/2022	1/31/2023	3		$	$	* 3mths Free
2/1/2023	10/31/2023	9		$	$	
11/1/2023	1/31/2024	3		$	$	* 3mths Free
2/1/2024	10/31/2024	9		$	$	
11/1/2024	1/31/2025	3		$	$	* 3mths Free
2/1/2025	10/31/2025	9		$	$	
11/1/2025	1/31/2026	3		$	$	* 3mths Free
2/1/2026	10/31/2026	9		$	$	
11/1/2026	11/30/2026	1		$	$	* $3k Free
12/1/2026	10/31/2027	11		$	$	
		92			$	

The above rent schedule shall be adjusted in the event the Second Expansion Commencement Date is not March 1, 2020. Further, Landlord and Tenant agree that, in the event of an extension of the Term as provided in Section 5 hereinbelow, Base Rent for the Existing Premises shall be paid for any extended portion of the Term in the same monthly amount due and payable as of the last month of the initial Term. The above rent schedule does not include operating expense pass through adjustments to be computed annually in accordance with Lease Addendum Number Two, as amended herein.

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5. *Term.* To the extent necessary, the Term, as provided in Section 1b of the Lease shall be extended to provide that the Expiration Date shall be the later of the Expiration Date provided in the Lease and the last day of the ninety-sixth (96th) month after the First Expansion Commencement Date.

6. *Tenant Improvements to Expansion Space.* Tenant shall complete the Tenant Improvements in accordance with the terms and conditions of Exhibit B, attached hereto and incorporated herein by reference..

7. *Additional Rent – Operating Expenses and Taxes.* Lease Addendum Number Two, entitled "Additional Rent – Operating Expenses and Taxes", shall be amended to provide that, as of the First Expansion Commencement Date, Tenant's Proportionate Share shall be 26.1876%, and, as of the Second Expansion Commencement Date, Tenant's Proportionate Share shall be 34.9164%, each determined by dividing the then rentable square footage of the Premises by the 182,407 rentable square feet of the Building. Notwithstanding the foregoing, the "Base Year for Operating Expenses" and the "Base Year for Taxes" as applicable to the Expansion Space shall mean the twelve-month period beginning on January 1, 2020 and ending on December 31, 2020 ("Expansion Base Year"). For the avoidance of doubt, during the Expansion Base Year, Tenant's Proportionate Share of Operating Expenses and Tenant's Proportionate Share of Taxes shall be payable only with respect to the Existing Premises for escalations over the "Base Year for Operating Expenses" and the "Base Year for Taxes" beginning January 1, 2019 and ending on December 31, 2019 (the "Existing Premises Base Year"), based on the allocation of Tenant's Proportionate Share applicable to the Existing Premises of 17.4582% as set forth in the original Lease. For the calendar year 2021, Tenant's Proportionate Share of Operating Expenses and Tenant's Proporatinate Share of Taxes shall be payable for escalations (i) over the Existing Premises Base Year, with respect to the Existing Premises (based on the Tenant's Proportionate Share allocable to the Existing Premises of 17.4582%), and (ii) over the Expansion Base Year, with respect to the Expansion Space (based on Tenant's Proportionate Share allocable to the Expansion Space of 17.4582%). The Controllable Cost Cap, as set forth in Section 12 of Lease Addendum Number Two, entitled "Additional Rent – Operating Expenses and Taxes", shall be applicable to both the Tenant's Proportionate Share of Operating Expenses and Tenant's Proportionate Share of Taxes as applicable to year over year escalations for both the Existing Premsies and Expansion Space, taking into account the staggerd base years as set forth herein.

8. *Letter of Credit.* Tenant shall provide Landlord with an irrevocable standby letter of credit ("Letter of Credit") to secure Tenant's obligations under the Lease in the amount of [redacted] The Letter of Credit shall be renewed each year during the Lease Term and shall extend until thirty (30) days after the Lease Term Expiration Date; provided, however, so long as Tenant has not been in default under the Lease beyond any applicable notice and cure period as of an applicable Reduction Date (as hereinafter defined), the Letter of Credit shall be reduced to [redacted] at the end of the third (3rd) Lease Year following the First Expansion Commencement Date, and to [redacted] at the end of the fifth (5th) Lease Year following the First Expansion Commencement Date (each such date of reduction, a "Reduction Date"). The Letter of Credit shall provide that the issuing Bank will renew the Letter of Credit unless the bank gives Landlord at least sixty (60) days prior written notice of its intent to not renew the Letter of Credit. In the event of such notice, Landlord shall be entitled to draw upon the Letter of Credit unless Tenant immediately substitutes another letter of credit, or other security reasonably satisfactory to Landlord, as provided below. The Letter of Credit shall be issued by a federally insured bank located in the state in which the Premises are located, or, if not, a nationally recognized banking institution of good standing,

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in form and substance reasonably satisfactory to Landlord. The Letter of Credit shall be governed by the International Standby Practices set by the International Chamber of Commerce, and shall be transferable by Landlord (with multiple transfers permitted).

If, at any time, Tenant fails to perform any of its monetary obligations under this Lease, including its Rent or other payment obligations, and such failure continues beyond any applicable notice and cure period provided for under the Lease, then Landlord, at its option, may draw upon the Letter of Credit in an amount needed to cure Tenant's default or to pay for actual damages caused by Tenant's default. If the Lease has been terminated, then Landlord may draw upon the letter of credit to recover the damages incurred as a consequence of Tenant's breach. Landlord shall be entitled to draw upon the Letter of Credit upon Landlord's written statement to the issuer that Tenant is in default under the terms of the Lease. Landlord's exercise of its rights to draw under the Letter of Credit shall not limit Landlord's remedies for default under the terms of this Lease. If Landlord draws upon the Letter of Credit, in whole or in part, prior to the Expiration Date or any termination of this Lease, then Tenant shall restore immediately the Letter of Credit to the original amount (or the applicable reduced amount, if such draw takes place after either Reduction Date set forth above).

Provided there is no lapse of coverage, Tenant may substitute for the original Letter of Credit another Letter of Credit issued by a different federally insured bank located in the same state in which the Premises are located, or, if not, a nationally recognized banking institution of good standing, provided the substitute Letter of Credit otherwise meets the terms and conditions set forth herein. With the consent of Landlord, Tenant may substitute for the Letter of Credit cash or a cash equivalent reasonably satisfactory to Landlord.

9. *Guarantor.* In consideration of Landlord agreeing to the expansion of the Existing Premises as provided herein and the terms and conditions related thereto, GE Acquisitionco, Inc., a Delaware corporation hereby agrees to execute that certain Guaranty, attached hereto and incorporated herein as Exhibit C.

10. *Brokers' Commissions.* Tenant hereby represents and warrants to Landlord that Tenant has not dealt with any real estate broker, finder or other person with respect to this First Amendment and the expansion of the Premises other than Savills, Inc. ("Tenant's Broker"), whose address is 301 Fayetteville Street, Suite 1520, Raleigh, North Carolina 27601. Tenant shall indemnify, defend and hold harmless Landlord from and against any claims, damages, expenses and liabilities arising from Tenant's breach of this representation and warranty. Landlord shall pay Tenant's Broker a commission related to this First Amendment pursuant to a separate agreement.

11. *Parking.* As of the First Expansion Commencement Date, Tenant's parking allotment shall be increased at a ration of 4.2 parking spaces per 1,000 rentable square feet of the First Expansion Space, on an unreserved and nonexclusive basis. As of the Second Expansion Commencemnt Date, Tenant's parking allotment shall be further increased at a ratio of 4.2 parking spaces per 1,000 rentable square feet of the Second Expansion Space, on an unreserved and nonexclusive basis. For the avoidance of doubt, the Existing Premises parking allotment shall continue to be 6 parking spaces per 1,000 rentable square feet of the Existing Premises, on an unreserved and nonexclusive bases, as set forth in Section 1(k) of the Lease; provided, however, as of the First Expansion Commencement Date, Landlord will designate two (2) of the unreserved spaces from Tenant's parking allotment as reserved for Tenant's exclusive use in a location determined by Landlord.

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12. *Signage.* As of the Effective Date, Section 10 of the Lease is hereby amended to provide that Tenant's monument identification signage shall be located on the top panel of the exterior monument sign located in front of the Building, with such signage to be installed at Landlord's sole cost and expense.

13. *Option to Extend.* As of the Effective Date, Tenant's Option to Extend contained in Lease Addendum Number Three – Option to Extend Lease Term, shall continue and be exercisable on the entirety of the Premises, to include the Existing Premises, and the Expansion Space.

14. *Miscellaneous.* The foregoing is intended to be an addition and a modification to the Lease. Unless otherwise defined herein, all capitalized terms used in this First Amendment shall have the same definitions ascribed in the Lease. Except as modified and amended by this First Amendment, the Lease shall remain in full force and effect. If anything contained in this First Amendment conflicts with any terms of the Lease, then the terms of this First Amendment shall govern and any conflicting terms in the Lease shall be deemed deleted in their entirety.

15. *Mutual Acknowledgment of Non-Existence of Claims and Waiver.* Landlord and Tenant acknowledge that as of the date of the Effective Date, there are no claims by either Landlord or Tenant against the other arising under the Lease. Landlord and Tenant release and discharge the other party, its successors and assigns, from any demands for injuries or damages of any kind or nature arising out of or related to the Lease or the Premises that occurred on or prior to the Effective Date.

16. *Nature of Amendments.* The amendments made to the Lease pursuant to this First Amendment shall constitute the only amendments to be effectuated and all other provisions of the Lease not affected hereby shall remain in place as originally constituted and shall be in full force and effect. To the extent that there is any conflict between the terms of this First Amendment and the Lease, the terms of this Amendment will govern.

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IN WITNESS WHEREOF, Tenant and Landlord have caused this instrument to be executed as of the date first above written, by their respective officers or parties thereunto duly authorized.

Tenant:

GLOBAL SOFTWARE, LLC
a Delaware limited liability company d/b/a insightsoftware

By: [redacted]
Name
Title: CEO

Date: June 28, 2019

Landlord:

HIGHWOODS-DLF FORUM, LLC
a Delaware limited liability company
By: Highwoods Forum, LLC, its managing member
a Delaware limited liability company
By: Highwoods Realty Limited Partnership, its sole member
a North Carolina limited partnership
By: Highwoods Properties, Inc., its sole general partner
a Maryland corporation

By: [redacted]
[redacted] Vice President and Division Manager

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EXHIBIT A-1
FIRST EXPANSION SPACE

Forum 4
8529 Six Forks Road
Raleigh, NC 27615
(919) 872-4924

Third Floor

- First Expansion Space

Disclaimer: The above floor plans are not to scale.
[illegible]

Highwoods

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EXHIBIT A-2
SECOND EXPANSION SPACE

Forum 4
8529 Six Forks Road
Raleigh, NC 27615
(919) 872 4924

Third Floor

- Second Expansion Space

Highwoods

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LEASE AMENDMENT NUMBER TWO

This LEASE AMENDMENT NUMBER TWO entered into this 6/18/2020 (the "Second Amendment"), by and between **HIGHWOODS-DLF FORUM, LLC**, a Delaware limited liability company ("Landlord"), and **GLOBAL SOFTWARE, LLC**, a Delaware limited liability company ("Tenant").

WITNESSETH:

WHEREAS, Tenant and Landlord are parties to that certain Office Lease dated November 26. 2018 (the "Original Lease"), as amended by that certain Lease Amendment Number One dated June 20, 2019 (the "First Amendment" and, collectively with the Original Lease, the "Lease"), for space designated as Suites 300 and 400, comprising approximately 63,690 rentable square feet, in the Forum IV Building, located at 8529 Six Forks Road. Raleigh, North Carolina; and

WHEREAS, the parties hereto desire to alter and modify said Lease in the manner hereinafter set forth.

NOW THEREFORE, in consideration of the mutual and reciprocal promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

1. *Rent Payment Deferral.* Provided Tenant pays all Rent Due for the Premises through April 30, 2020, Landlord hereby agrees to defer Tenant's payment of Base Rent and Additional Rent due under the Lease for the months of May and June 2020 in the aggregate amount of [redacted] (the "Deferred Rent"). The Deferred Rent will be due and payable by Tenant in equal monthly installments of [redacted] each during the period beginning on July 1, 2020 and continuing thereafter on the first day of each calendar month through and including February 1, 2021 with one final payment of [redacted] due on or before March 1, 2021 (the period commencing July 1, 2020 and ending March 1, 2021 hereinafter referred to as the "Deferred Payment Period"). Each monthly installment of the Deferred Rent will be due and payable in addition to and in the same manner as monthly Base Rent. Landlord will not assess any late payment fees against the Deferred Rent as long as Tenant timely pays each installment of the amortized Deferred Rent, provided that a payment will be considered "timely" if it is made by the fifth (5th) day of the month. Following the expiration of the Deferred Payment Period, Tenant will resume paying monthly Base Rent and Additional Rent in accordance with the terms of the Lease. The foregoing rent payment deferral is neither an abatement nor a waiver of Tenant's obligation to pay all rent and other charges accruing under the Lease, which remain in full force and effect. If Tenant's fails to pay any installment of the amortized Deferred Rent and/or any other rent or other charges in a timely manner during the Deferred Payment Period, provided that a payment will be considered "timely" if it is made by the fifth (5th) day of the month, then, subject to any applicable notice and cure periods set forth in the Lease, the outstanding balance of the Deferred Rent immediately will become due and payable in full upon Landlord's written demand. The foregoing is in addition to the remedies available to Landlord under the Lease and otherwise at law or in equity.

2. *Letter of Credit.* Landlord and Tenant acknowledge and agree that the Letter of Credit required pursuant to Section 8 of the First Amendment shall remain in effect as provided in the Lease. Notwithstanding the foregoing, Landlord and Tenant hereby agree to make the following modifications to the Letter of Credit on or before June 30, 2020: (a) the Beneficiary name shall be corrected to be Highwoods-DLF Forum, LLC, a Delaware limited liability company; (b) the Tenant name shall be corrected to be Global Software, LLC d/b/a insightsoftware; (c) the draw request shall be revised to provide that the statement to be provided by the Beneficiary shall be: "We hereby demand USD ______________ under

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irrevocable standby letter of credit No. 104234-233016 dated July 23. 2019 issued by CIBC Bank USA, as Global Software, LLC, has default under the terms and conditions of that certain Lease Agreement between Highwoods-DLF Forum, LLC, as the Landlord. Global Software, LLC, as the Tenant, and GS Acquisitionco, Inc., as the Guarantor, for the property located at 8529 Six Forks Road, Raleigh, NC."; and (d) revising any other provision of the Letter of Credit, and taking any further action reasonably required, in order to effectuate the foregoing changes. Tenant's and Guarantor's cooperation with effectuating the foregoing changes to the Letter of Credit shall be a condition of the deferral of Rent as provided in Section 1 of this Second Amendment.

3. *Guarantor Acknowledgement.* By its execution of this Second Amendment and subject to the terms set forth herein, the undersigned ("Guarantor") hereby: (a) consents to and approves of the terms and conditions of this Second Amendment; (b) acknowledges and agrees that the Lease (as amended) continues to be guaranteed by Guarantor pursuant to the terms of that certain Guaranty dated June 26. 2019, executed by Guarantor; (c) ratifies and reaffirms all of the terms and provisions of the Lease (as amended) and Guarantor's guaranty; and (d) agrees that this Second Amendment shall not in any manner impair, diminish, extinguish, release, reduce, terminate, limit, discharge or adversely affect the continuing liability of Guarantor.

4. *Miscellaneous.* The foregoing is intended to be an addition and a modification to the Lease. Unless otherwise defined herein, all capitalized terms used in this Second Amendment shall have the same definitions ascribed in the Lease. Except as modified and amended by this Second Amendment, the Lease shall remain in full force and effect. If anything contained in this Second Amendment conflicts with any terms of the Lease, then the terms of this Second Amendment shall govern and any conflicting terms in the Lease shall be deemed deleted in their entirety. This Second Amendment may be executed in any number of separate counterparts by the parties hereto, each of which, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument. Any signature page from any such counterpart may be attached to any other counterpart to complete a fully executed counterpart of this Second Amendment. Documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Second Amendment and all matters related thereto, with such scanned and electronic signatures having the same legal effect as original signatures.

5. *Confidentiality.* Neither Tenant nor its officers, employees, agents or representatives shall disclose any information pertaining to this Second Amendment or the terms and conditions set forth herein to any third parties, including, without limitation, other tenants of Landlord. This confidentiality provision is a material part of this Second Amendment, and a breach by Tenant of the terms of this provision will be deemed to be a material breach of the Lease, entitling Landlord to seek all remedies available at law and in equity, including, without limitation, injunctive relief. The foregoing restriction shall not apply to any disclosure by Tenant required by applicable law or the order of any court having jurisdiction over Tenant; however, Tenant promptly will notify Landlord of the required disclosure, if permitted by applicable law, and will reasonably cooperate with any efforts by Landlord to secure a protective order in connection with the required disclosure.

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IN WITNESS WHEREOF, Tenant and Landlord have caused this instrument to be executed as of the date first above written, by their respective officers or parties thereunto duly authorized.

TENANT:
GLOBAL SOFTWARE, LLC,
a Delaware limited liability company

By: [redacted]
Name:
Title: CFO
Date: 6/18/2020

GUARANTOR:
GS ACQUISITIONCO, INC.
a Delaware corporation

By: [redacted]
Name:
Title: CFO
Date: 6/18/2020

LANDLORD:
HIGHWOODS-DLF FORUM, LLC,
a Delaware limited liability company
By: Highwoods Forum, LLC, its managing member
a Delaware limited liability company
By: Highwoods Realty Limited Partnership, its sole member
a North Carolina limited partnership
By: Highwoods Properties, Inc., its sole general partner
a Maryland corporation

DocuSigned by:
By: [redacted]
Name:
Title: Vice President
Date: 6/18/2020

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